UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 22, 2016

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 22, 2016, The Habit Restaurants, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders.

As of April 25, 2016, the record date for the Annual Meeting, there were 15,850,588 shares of Class A common stock and 10,158,219 shares of Class B common stock outstanding and entitled to vote on all matters. At the meeting, 20,329,976 shares of Class A and Class B common stock eligible to vote were represented in person or by proxy, constituting a quorum. The proposals submitted to a vote of the shareholders and the results of the voting on each proposal are noted below.

Proposal No. 1: Election of Directors

Shareholders elected Allan Karp and Joseph J. Kadow to serve as Class II Directors for a three-year term expiring at the 2019 Annual Meeting.

Nominee	For	Withheld	Broker Non-Vote
Allan Karp	12,799,613	3,818,833	3,711,530
Joseph J. Kadow	16,484,806	133,640	3,711,530

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 27, 2016.

For	Against	Abstain
20,224,920	91,665	13,391

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.
By:	/s/ Ira Fils

Ira Fils Chief Financial Officer and Secretary

Date: June 23, 2016